Elamex Announces Second-Quarter Results

EL PASO, TX -- 08/15/2005 -- Elamex, S.A. de C.V. (NASDAQ: ELAM), a diversified manufacturing services company with food, plastics and metals operations and real estate holdings in Mexico and the United States, today announced financial results for the second quarter 2005.

Second-Quarter Results

Second quarter 2005 operations are comprised of the Food segment (Franklin Connections) and Real Estate, formerly Shelter Services segment. The Company also has a 50.1% investment in Qualcore S. de R.L. de C.V. ("Qualcore"), an unconsolidated joint venture that manufactures plastics and metal parts. The equity method of accounting is used to recognize the results of operations for Qualcore.

Second quarter consolidated net sales totaled $27.3 million compared with $23.4 million for the second quarter of 2004. The Food segment represented $26.8 million, or 98.0%, of second-quarter 2005 consolidated net sales, compared with $22.9 million, or 97.7% of consolidated net sales for the second quarter of 2004. Real Estate generated $561 thousand in second-quarter 2005 net sales, compared with $539 thousand in second-quarter 2004.

Gross profit was $5.9 million, or 21.7% of sales, for the second quarter of 2005, compared with gross profit of $6.0 million or 25.8% of net sales for the second quarter of 2004. Total operating expenses for the second quarter of 2005 were $3.6 million compared with $5.1 million for the second quarter of 2004.

The Company has a 50.1% investment in Qualcore and was a guarantor on portions of a bank loan made by that entity. As of December 31, 2004, Qualcore was in default under the terms of that loan, and according to U.S. Generally Accepted Accounting Principles (USGAAP), the Company was required to record a liability of $1.7 million in recognition of the probability that it would be obligated to perform under the guaranty. Following this determination, the Company and its joint venture partner continued negotiations with the bank. In June 2005 the Company and its joint venture partner negotiated the discounted purchase of the loan from the bank, and the subsequent sale of Qualcore assets to a third party needed to fund that purchase. As of June 15, 2005 the bank loan was purchased by our joint venture partner and guaranty obligations terminated. Accordingly, the Company was required under the provisions of USGAAP to reverse the previously accrued liability, resulting in reduction of net operating expenses of $1.7 million in the second quarter of 2005.

Net income was $2.0 million for the second quarter of 2005, compared with net loss of $409 thousand for the second quarter of 2004.

First Half Results

First half 2005 operations are comprised of the Food segment (Franklin Connections) and Real Estate, formerly Shelter services segment. The Company also has a 50.1% investment in Qualcore S. de R.L. de C.V. ("Qualcore"), an unconsolidated joint venture that manufactures plastics and metal parts. The equity method of accounting is used to recognize the results of operations for Qualcore.

First half consolidated net sales totaled $53.0 million compared with $43.2 million for the first half of 2004. The Food segment represented $51.9 million, or 97.8%, of first-half 2005 consolidated net sales, compared with $42.1 million, or 97.4% of consolidated net sales for the first half of 2004. Real Estate generated $1.2 million in first-half 2005 net sales, compared with $1.1 in first-half 2004.

Gross profit was $11.3 million, or 21.4% of sales, for the first half of 2005, compared with gross profit of $10.7 million or 24.7% of net sales for the first half of 2004. Total operating expenses for the first half of 2005 were $8.5 million compared with $10.1 million for the first half of 2004.

Net income was $2.0 million for the first half of 2005, compared with net loss of $1.8 million for the first half of 2004.

Financial Condition

At June 30, 2005, the Company had cash and cash equivalents totaling $1.4 million and total assets of $51.4 million. Long-term debt and capital leases, excluding current portion, totaled $2.2 million at June 30, 2005, and stockholders' equity totaled $28.4 million.

About Elamex

Elamex is a Mexican company with manufacturing operations and real estate holdings in Mexico and the United States. The Company is involved in the production of food items related to its candy manufacturing and nut packaging operations, and metal and plastic parts for the appliance and automotive industries. Elamex's competitive advantage results from its demonstrated capability to leverage low cost, highly productive labor, strategic North American locations, recognized quality and proven ability to combine high technology with labor-intensive manufacturing processes in world-class facilities. As a value added provider, Elamex's key business objectives include superior customer satisfaction, long-term supplier relationships and employee growth and development, with the ultimate goal of continuously building shareholder value.

Press releases by Elamex may include forward-looking statements that involve risks and uncertainties, including, but not limited to, risks associated with the Company's future growth and development. Information contained herein should be read in conjunction with the Company's periodic filings with the Securities and Exchange Commission, including its Form 10-K filing with the Securities and Exchange Commission for the year ended December 31, 2004. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially.

ELAMEX, S.A. DE C.V. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS OF U.S. DOLLARS)
(UNAUDITED)

                                      June 30, 2005    December 31, 2004
                                        --------            --------
Assets

Current assets                          $ 21,190            $ 22,323

Property, plant and equipment, net        25,634              26,956

Other assets, net                          4,542               4,971
                                        --------            --------
                                        $ 51,366            $ 54,250
                                        ========            ========

Liabilities and Stockholders' Equity

Current liabilities                     $ 20,779            $ 24,168

Long-term debt and liabilities             2,182               3,702
                                        --------            --------

     Total liabilities                    22,961              27,870

Stockholders' equity                      28,405              26,380
                                        --------            --------
                                        $ 51,366            $ 54,250
                                        ========            ========

ELAMEX, S.A. DE C.V. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS OF U.S. DOLLARS EXCEPT PER SHARE DATA)
(UNAUDITED)

                         Three Months Period Ended  Six Months Period Ended
                              June 30,     June 30,   June 30,    June 30,
                                2005        2004        2005        2004

Net sales                   $  27,343   $  23,402   $  53,029   $  43,182
Cost of sales                  21,403      17,358      41,699      32,504
                            ---------   ---------   ---------   ---------
  Gross profit                  5,940       6,044      11,330      10,678
                            ---------   ---------   ---------   ---------

Operating expenses:
  General and administrative    1,024         852       1,891       2,051
  Provision for guarantee
   of unconsolidated joint
   venture debt                (1,700)                 (1,700)
  Selling                       1,698       1,742       3,321       3,370
  Distribution                  2,576       2,549       5,014       4,712
                            ---------   ---------   ---------   ---------
    Total operating expenses    3,598       5,143       8,526      10,133
                            ---------   ---------   ---------   ---------
    Operating income            2,342         901       2,804         545
                            ---------   ---------   ---------   ---------

Other income (expense):
  Interest expense              (200)        (526)       (389)     (1,046)
  Other, net                     (27)         (10)        212         (34)
                            ---------   ---------   ---------   ---------
    Total other expense         (227)        (536)       (177)     (1,080)
                            ---------   ---------   ---------   ---------

    Income (loss) before
     income taxes and
     equity in (income)
     losses of
     unconsolidated joint
     venture                   2,115          365       2,627        (535)

Income tax provision             308          424         602         493
                            ---------   ---------   ---------   ---------

  Income (loss) before
   equity in (income)
   losses of unconsolidated
   joint venture               1,807         (59)      2,025       (1,028)

Equity in (income) loss of
 unconsolidated affiliates      (144)        350           -          726
                            ---------   ---------   ---------   ---------
  Net income (loss)         $   1,951   $    (409)  $   2,025   $  (1,754)
                            =========   =========   =========   =========

Net income (loss) per
 share, basic and diluted   $   0.26   $   (0.05)  $    0.27     $  (0.23)
                            =========   =========   =========   =========
Shares used to compute net
 loss per share, basic and
 diluted                    7,502,561   7,502,561   7,502,561   7,502,561
                            =========   =========   =========   =========

Contact:
Sam L. Henry
(915) 298-3061